Exhibit 99.1
PRESS RELEASE

Ocera Therapeutics Highlights OCR-002 Data to be Presented at the Annual Meeting of the American Association for the Study of Liver Diseases (AASLD)

6 accepted abstracts underscore the potential breadth of therapeutic application for OCR-002

PALO ALTO, Calif. and RESEARCH TRIANGLE PARK, N.C., October 5, 2015 – Ocera Therapeutics, Inc. (NASDAQ:OCRX), a clinical stage biopharmaceutical company focused on acute and chronic orphan liver diseases, today announced that 6 abstracts involving the company’s drug candidate OCR-002, ornithine phenylacetate, have been accepted for presentation at The Liver Meeting® 2015, the 66th Annual Meeting of the American Association for the Study of Liver Diseases (AASLD), being held from November 13-17, 2015, in San Francisco, CA. These abstracts include new data supporting the continued evaluation of OCR-002 as a new liver disease therapeutic.

About OCR-002
OCR-002, ornithine phenylacetate (OP), is a novel ammonia scavenger which rapidly removes ammonia from the blood. Elevated ammonia is believed to be a complicating factor in liver disease and one of the primary causes of hepatic encephalopathy (HE), a serious, rare, progressive and episodic complication of liver cirrhosis or liver failure, marked by mental changes including confusion, impaired motor skills, disorientation in time and space, and in its more severe form, stupor, coma and even death. OCR-002, in intravenous form, is the subject of STOP-HE, Ocera’s on-going Phase 2b trial. OCR-002 is also the subject of STOP-ALF, an NIH-sponsored Phase 2a trial, and has been evaluated in a number of other clinical and preclinical studies which demonstrated the drug candidate’s ammonia-lowering potential. Ocera initiated a Phase 1 trial of OCR-002 in an oral formulation in September 2015. OCR-002 has received Orphan Drug designation in both the U.S. and Europe and has been granted Fast Track status by the U.S. Food and Drug Administration (FDA). For additional information about OCR-002, please see www.ocerainc.com.

About the Accepted Abstracts

Title	Session Date/Time

Safety and Tolerability of Ornithine Phenylacetate to Lower Ammonia in Acute Liver Failure: Preliminary report of the STOP-ALF Trial	Oral Session – Room 2002 Parallel Session 31 Tuesday, Nov 17th 11:45 – 12:00 pm

William M. Lee; R. Todd Stravitz; Robert J. Fontana; A. James Hanje; Holly Tillman; Kristen Clasen; Valerie L. Durkalski; Averell H. Sherker; Edward Doo; Brian C. Davis

Efficacy of Ornithine Phenylacetate (OP) in lowering plasma ammonia after upper gastrointestinal bleeding (UGIB) in cirrhotic patients: a multi-center, randomized, double blind trial	Poster # 1509 Poster Session 3 Monday, Nov 16th Authors available 12:30 – 2:00 pm

Meritxell Ventura-Cots; German Soriano; Macarena Simon-Talero; Maria Torrens; Albert Blanco; Jose Antonio Arranz; Mar Concepción; Edilmar A. Alvarado; Cristina Gely; Eva Roman; Joan Genescà; Juan Cordoba

Ornithine transcarbamylase gene expression and hepatic urea nitrogen handling are reduced in models of NAFLD and recovers with dietary modulation and reducing bacterial translocation: Rationale for ammonia lowering therapy in NASH patients
Poster # 908 Poster Session 2 Sunday, Nov 15th Authors available 12:30 – 2:00 pm

Karen Louise Thomsen; Francesco Chiara; Fausto Andreola; Krista Rombouts; Jane Macnaughtan; Jane Grove; Guru Aithal; Raj Mookerjee; Rajiv Jalan

Ammonia Produces Pathological Changes and Activation in Human Hepatic Stellate Cells and is a Target For Therapy in Portal Hypertension	Poster # 1517 “Poster of Distinction” Poster Session 3 Monday, Nov 16th Authors available 12:30 – 2:00 pm

Rajiv Jalan; Francesco De Chiara; Vairappan Balasubramaniyan; Fausto Andreola; Massimo Malago; Massimo Pinzani; Rajeshwar P. Mookerjee; Krista Rombouts

Long term oral treatment of ornithine phenylacetate increases lean mass and attenuates brain edema in bile-duct ligated rats	Poster # 1523 Poster Session 3 Monday, Nov 16th Authors available 12:30 – 2:00 pm

Cristina R. Bosoi; Mariana Oliveira; Marc-André Clément; Mélanie Tremblay; Gabrie Ten Have, Nicolaas EP. Deutz, Christopher F. Rose

Minimal hepatic encephalopathy leads to hypotension-induced neuronal cell loss in BDL rats	Oral Session – Room 3014 Parallel Session 7 Sunday, Nov 15th 3:30 – 3:45 pm

Marc-André Clément; Cristina Bosoi; Mélanie Tremblay; Chantal Bémeur; Christopher F. Rose

The abstracts are available online at www.aasld.org.

Lee et al. describes preliminary safety, tolerability and the ammonia-lowering abilities of OCR-002 in STOP-ALF, an ongoing Phase 2a investigator-sponsored, open-label ascending dose trial, in patients with elevated ammonia due to acute liver injury or acute liver failure. The preliminary results showed that OCR-002 was well tolerated without any safety signals and demonstrated the promise of OCR-002 as adjunctive therapy in this patient population.

Ventura-Cots et al. describes results from a Phase 2a investigator-sponsored study evaluating the efficacy of OCR-002 versus placebo in lowering ammonia in patients with upper gastrointestinal bleeding (UGIB) associated with liver cirrhosis. The decrease in ammonia in the first 24 hours in the OCR-002 treated group was twice that of the placebo group. A subanalysis by Child-Pugh score showed a statistically significant ammonia reduction in Child-Pugh C treated patients at 36 hours, as well as in the time normalized area under the curve 0-120 hours in the treated group [40.16 µmol/L (37.7, 42.6)] versus the placebo group [65.5 µmol/L (54, 126); p=0.036]. OCR-002 appeared to be safe and was well tolerated.

“We are pleased with Dr. Ventura-Cots findings, which show a statistically significant ammonia reduction, as well as favorable safety and tolerability profiles, with the i.v. administration of 10g of OCR-002 in the most severely liver impaired patients,” said Linda Grais, M.D., Ocera’s president and chief executive officer. “We believe this subset best represents the patients and dosing regimen in our STOP-HE Phase 2b trial. Because OCR-002 is partly metabolized by the liver, the drug levels rise in patients with worse liver disease. Our protocol has a dosing strategy which provides the highest dose of 20g/24 hours to patients with less severe liver compromise, 15g/24 hours to patients with moderate liver compromise, and 10g/24 hours to patients with the most severe liver compromise. We believe this provides optimal and consistent drug levels across patients in STOP-HE.”

The data from preclinical studies to be presented at the conference further describe purported complications of liver disease associated with elevated ammonia levels such as brain edema, muscle wasting, neuronal cell loss, portal hypertension, and nonalcoholic steatohepatitis (NASH), and the potential for OCR-002 to play a role in their management.

“The findings from the interim analysis of our STOP-HE trial and the additional study results to be presented at AASLD further support our confidence in the ability of OCR-002 to treat and prevent hyperammonemia and potentially provide therapeutic benefits in serious liver disease even beyond HE,” said Dr. Grais.

About Ocera
Ocera Therapeutics, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of OCR-002 (ornithine phenylacetate) in both intravenous and oral formulations. OCR-002 is an ammonia scavenger and has been granted orphan drug designation and Fast Track status by the U.S. Food and Drug Administration (FDA) for the treatment of hyperammonemia and resultant hepatic encephalopathy in patients with acute liver failure and acute-on-chronic liver disease. For additional information, please see www.ocerainc.com.

Forward-Looking Statements
This press release contains "forward-looking" statements, including, without limitation, all statements related to the OCR-002 clinical development program, including but not limited to the potential benefits of OCR-002 to help patients with hepatic encephalopathy and other liver conditions. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believe," "expected," "hope," "plan," "potential," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Ocera's current expectations. Forward-looking statements involve risks and uncertainties and Ocera's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including those risks and uncertainties discussed under the heading "Risk Factors" in Ocera's Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the SEC. All information in this press release is as of the date of the release, and Ocera undertakes no duty to update this information unless required by law.

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Susan Sharpe
Ocera Therapeutics, Inc.
contact@ocerainc.com
919-328-1109